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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Amendment No. 5 to Form SB-2 of our report, which includes an explanatory paragraph concerning the substantial doubt about the Company's ability to continue as a going concern, dated January 27, 1997, except for Note 15, as to which the date is September 9, 1997 on our audit of the financial statements of Piranha Interactive Publishing, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.

Phoenix, Arizona

September 9, 1997